                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     FILED BY THE REGISTRANT [X]

     FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

     CHECK THE APPROPRIATE BOX:

     [ ] Preliminary Proxy Statement.

     [ ] Confidential, for use of the
         Commission only (as permitted by
         Rule 14a-6(e)(2)).

     [X] Definitive Proxy Statement.

     [ ] Definitive Additional Materials.

     [ ] Soliciting Material Pursuant to sec.14a-11(c) or sec.240.14a-12

                               M.S.B. FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


     [ ] Fee paid previously with preliminary materials.


     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:

[M.S.B. FUND, INC. LOGO]

200 PARK AVENUE, 45TH FLOOR
NEW YORK, NEW YORK 10166
                            NOTICE OF ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD
                                 APRIL 19, 2001
                   ------------------------------------------

To the Stockholders of M.S.B. FUND, INC.:

     The Annual Meeting of Stockholders of M.S.B. FUND, INC. (the "Fund") will be held in the Board Room of the Community Bankers Association of New York State, 45th Floor, 200 Park Avenue, New York, New York, on Thursday, April 19, 2001, at 1:30 P.M. for the following purposes:

          -  to elect four directors (Proposal 1);

          - to consider and vote upon a proposal to ratify the selection of the firm of Arthur Andersen LLP as independent auditors of the Fund for the fiscal year ending December 31, 2001 (Proposal 2); and

          - to transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 20, 2001, will be entitled to vote at the meeting and any adjournment thereof.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. If you attend the meeting and wish to vote in person, your proxy will not be used.

                                               By Order of the Board of
                                               Directors

                                               /s/ Edward E. Sammons, Jr.
                                               Edward E. Sammons, Jr.
                                               Secretary

March 20, 2001

                               M.S.B. FUND, INC.

                          200 PARK AVENUE, 45TH FLOOR

                            NEW YORK, NEW YORK 10166

                               ------------------

                                PROXY STATEMENT
                                      FOR

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 19, 2001

                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of M.S.B. Fund, Inc. (the "Fund") to be voted at the Annual Meeting of Stockholders of the Fund to be held in the Board Room of the Community Bankers Association of New York State, 45th Floor, 200 Park Avenue, New York, New York, on Thursday, April 19, 2001, at 1:30 P.M. and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying notice of meeting and proxy card are being mailed to stockholders for the first time on or about March 20, 2001.

     You can ensure that your shares are properly voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. You may revoke your proxy at any time prior to the time your shares actually are voted by (i) filing a written notice of revocation with the Secretary of the Fund, (ii) presenting another proxy with a later date or (iii) notifying the inspectors of election at the Annual Meeting of the revocation. Unless so revoked, the shares represented by a properly executed proxy will be voted at the meeting and at any adjournment thereof in accordance with the instructions indicated on that proxy. If no such instructions are specified, the proxy will be voted for the election of each nominee named in Proposal 1 and for Proposal 2 described in this Proxy Statement. If any nominee for the office of director becomes unable to act as a director, the persons named in the proxy will vote for the election of such other person as the Board of Directors of the Fund may recommend.

     Stockholders of record at the close of business on February 20, 2001, will be entitled to vote at the meeting and any adjournment thereof. The Fund had outstanding 3,073,631 voting shares on such date. Each share held by a stockholder is entitled to one vote. If a stockholder abstains from voting as to any matter (or withholds authority to vote for any or all directors), then the shares held by such stockholder will be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. Broker non-votes (i.e. proxies sent in by brokers and other nominees that cannot be voted on a proposal because instructions have not been received from the beneficial owners) will be treated in the same manner as abstentions.

     A plurality of the votes cast at the Annual Meeting is required to elect a director. Approval of Proposal 2 will require the affirmative vote of a majority of the votes cast at the Annual Meeting.

     The Board of Directors of the Fund knows of no business other than that mentioned in the Notice of the Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment to the extent stockholders have granted this authority by marking the appropriate box on the proxy card.

     A majority of the shares of the Fund outstanding on the record date, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. No business can be conducted at the Annual Meeting unless a quorum is present. In the event that a quorum is not present, or if sufficient votes in favor of any proposal are not received by the time of the Annual Meeting, the meeting may be adjourned to permit the gathering of additional proxies. Any such adjournment of the Annual Meeting will require the affirmative vote of a majority of the shares present in person or represented by proxy at the session of the Annual Meeting to be adjourned. Adjournment of the meeting will not require any further notice to stockholders other than announcement at the meeting of the time and place at which the meeting will be resumed. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of all proposals, including all nominees in Proposal 1. They will vote against any such adjournment those proxies which have withheld authority to vote for any nominees in Proposal 1 and those proxies which are required to be voted against or to abstain from voting on any other proposal.

     The solicitation of proxies will be primarily by mail. Supplementary solicitation may be made by mail, telephone, facsimile transmission or oral communication by officers of the Fund or employees of Shay Financial Services, Inc., the Fund's distributor. It is expected that the cost of such supplementary solicitation, if any, will be nominal. The Fund will bear the cost of this solicitation.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Fund currently consists of eight directors. The Board has approved an increase in the size of the Board from eight to nine directors, effective as of the Annual Meeting, and has nominated an additional candidate for election as a director to fill the vacancy created by the increase in the size of the Board.

     At the Annual Meeting, three directors will be elected to serve for complete terms of three years, each expiring in 2004, and one director will be elected to serve for a term of two years, to fill the vacancy created by the increase to the size of the Board of Directors. Five directors (Messrs. Dempsey, Doherty, Ficalora, Gagliardi and Holland) will continue to serve in accordance with the terms for which they were previously elected. All directors shall serve until their respective successors shall have been elected and qualified.

     The by-laws of the Fund provide that the Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class serve for terms of three years with the terms of the respective classes expiring at successive annual meetings of the Fund. As a result of this arrangement, only the directors in a single class may be changed in any one year, and it would require two years to change a majority of the Board of Directors. Directors elected to fill a vacancy on the Board of Directors will serve until the expiration of the remaining term of the directors of the applicable class.

     Proxies will be voted for the election of each of the nominees unless instructions are given on the proxy card to withhold authority to vote for one or more of the nominees. All of the nominees have agreed to serve as directors of the Fund.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR LISTED BELOW.

     The name, age (as of the date of the Annual Meeting), principal occupations for the past five years and other business experience of each director and nominee for election as a director and the terms for which they have been nominated are set forth below.

NOMINEES FOR ELECTION AS DIRECTORS

DAVID FREER, JR., age 61                                      Term Expiring 2004
     Executive Vice President and Director
     Atlantic States Mortgage Corporation

Mr. Freer first became a director in 1983. He served as President of the Fund from 1990 to 1997 and as Vice President of the Fund from 1985 to 1990. Since January 1, 1990, Mr. Freer has served as President, Treasurer and a director of Budget Payment Corporation, which engaged in the business of financing insurance premiums until June, 1997 and currently holds and collects outstanding loans originated in the business. Mr. Freer has served as the Executive Vice President and Director of Atlantic States Mortgage Corporation since 2000.

JOSEPH L. MANCINO, age 63                                     Term Expiring 2004
     Chairman of the Board and Chief Executive Officer
     The Roslyn Savings Bank

Mr. Mancino has served as President and Chief Executive Officer of The Roslyn Savings Bank since July 1992 and since January 1996 has also served as Chairman of the Board. He also serves as Vice Chairman, President & CEO of Roslyn Bancorp, Inc., the holding company for the Bank. Mr. Mancino also serves as a director and as Executive Vice President of Institutional Investors Capital Appreciation Fund, Inc., an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment advisor. In addition, Mr. Mancino is a member of the Board of Directors of Helen Keller Services for the Blind, Theodore Roosevelt Council -- Boy Scouts of America, Interfaith Nutrition Network, National Center for Disability Services and Long Island University.

*WILLIAM A. MCKENNA, JR., age 64                              Term Expiring 2004
     Chairman and Chief Executive Officer
     Ridgewood Savings Bank

Mr. McKenna first became a director in 1988 and also serves as Second Vice President of the Fund. Since January 1992, Mr. McKenna has served as Chairman, President and Chief Executive Officer of Ridgewood Savings Bank. From January 1985 to January 1992, Mr. McKenna served as President and Chief Operating Officer of Ridgewood Savings Bank. Mr. McKenna also serves as a director of Institutional Investors Capital Appreciation Fund, Inc., an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment adviser. From September 1993 through February 1995, Mr. McKenna also served as a director of Nationar, which previously acted as the Fund's investment adviser. Since May 1998, Mr. McKenna has served as a director of RS Group Inc. and as a trustee of RSI Trust, an investment company registered under the Investment Company Act of 1940. In addition, Mr. McKenna serves on the Board of a number of educational and civic organizations, including St. Joseph's College in Brooklyn, New York, St. Vincent's Services and Boys Hope/Girls Hope.

+RODGER D. SHAY, SR., age 64                                  Term Expiring 2003
     Chairman and Director
     Shay Assets Management, Inc.

Mr. Shay has been Chairman and the sole director of the Fund's investment adviser, Shay Assets Management, Inc., since November 1997 and previously served as its President and as a director from 1990 to 1997. Mr. Shay also has served as Chairman and the sole director of the Fund's distributor, Shay Financial Services, Inc., since November 1997 and previously served as its President and as a director from 1990 to 1997. Mr. Shay held similar positions with Shay Assets Management Co. and Shay Financial Services Co., which served as the Fund's investment adviser and distributor, respectively, from 1995 through December 1997. He serves or has previously served in the following capacities:
Chairman and a Director, Asset Management Fund, a registered investment company; Vice President and Assistant Secretary of Institutional Investors Capital Appreciation Fund, Inc., a registered investment company; Director, First Home Savings Bank, S.L.A. from 1990 to 1998. He previously was employed by certain subsidiaries of Merrill Lynch & Co. from 1955 to 1981, where he served in various executive positions including Chairman of the Board of Merrill Lynch Government Securities, Inc., Chairman of the Board of Merrill Lynch Money Market Securities, Inc. and Managing Director of the Debt Trading Division of Merrill Lynch, Pierce, Fenner & Smith Inc.

     It is not contemplated that any nominee will be unable to serve. If prior to the Annual Meeting a nominee should become unable to serve, the shares will be voted by the proxyholders for such other person as the Board of Directors may recommend.

CONTINUING DIRECTORS

TIMOTHY A. DEMPSEY, age 67                                     Term Expires 2003
     Chairman and Chief Executive Officer
     Warwick Community Bancorp, Inc.

Mr. Dempsey first became a director in 1997. Mr. Dempsey serves as Chairman of the Board and Chief Executive Officer of Warwick Community Bancorp, Inc. Mr. Dempsey also serves as Chairman of the Board of its principal subsidiary, The Warwick Savings Bank, since 1985. Since January 1999, Mr. Dempsey has served as Chairman of the Board of the Towne Center Bank in Lodi, New Jersey. Mr. Dempsey also serves as a director of Institutional Investors Capital Appreciation Fund, Inc., an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment adviser.

---------------

 * This director is an "interested person" of the Fund as defined in the Investment Company Act of 1940 because he is an officer of the Fund.

 + Mr. Shay is an "interested person" of the Fund as defined in the Investment Company Act of 1940 because of his positions with the Fund's Investment Adviser and its affiliates and his position as an officer of the Fund. See also "Certain Other Affiliations and Business Relationships."

+HARRY P. DOHERTY, age 58                                      Term Expires 2002
     Chairman and Chief Executive Officer
     SI Bank & Trust

Mr. Doherty first became a director in 1996. Mr. Doherty serves as Chairman and Chief Executive Officer and as a director of Staten Island Bancorp, Inc. and has been Chairman and Chief Executive Officer of its principal subsidiary, SI Bank & Trust, since 1990. Mr. Doherty also serves as a director and as President of Institutional Investors Capital Appreciation Fund, Inc., which is an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment adviser. Mr. Doherty also serves as a director of America's Community Bankers, which until December 7, 1997, owned through subsidiaries a 50% interest in Shay Assets Management Co. and Shay Financial Services Co. which served as the Fund's investment adviser and distributor from May 1995 to December 7, 1997. Mr. Doherty also is a director of the Community Bankers Association of New York State.

*JOSEPH R. FICALORA, age 54                                    Term Expires 2002
     Chairman, President and Chief Executive Officer
     Queens County Bancorp, Inc.

Mr. Ficalora first became a director in 1996 and has served as President of the Fund since 1997. Mr. Ficalora has been Chairman, President and Chief Executive Officer of New York Community Bancorp Inc. (previously Queens County Bancorp, Inc.) since its inception in July 1993, and has been President of Queens County Savings Bank, one of its operating divisions, since 1989. Mr. Ficalora also previously served as Chairman of the Board of the New York Savings Bank Life Insurance Fund, President of the Queens Library Foundation Board, Executive Vice President of Finance and Board member of Queensborough Boy Scouts and Vice President and a member of the Board of the Queens Chamber of Commerce. He also serves on the Board of the following organizations: Queensborough Community College, Queens Museum, Flushing Cemetery and the Community Bankers Association of New York State.

*MICHAEL J. GAGLIARDI, age 60                                  Term Expires 2002
     Executive Vice President
     Richmond County Savings Bank

Mr. Gagliardi first became a director in 1991 and has served as First Vice President of the Fund since 1997. Mr. Gagliardi is Executive Vice President of Richmond County Savings Bank. From 1993 through March 1999 he served as President, Chief Executive Officer and a director of Ironbound Bank located in Newark, NJ, and its holding company, Ironbound Bankcorp, NJ, which were acquired by Richmond County Financial Corp. From January 1992 through February 1993 he served as Chairman, President and Chief Executive Officer of Green Point Savings Bank. From 1989 through 1992, Mr. Gagliardi served as President and Chief Executive Officer, and from 1987 through 1989 he served as Executive Vice President and Chief Financial Officer of Green Point Savings Bank. He also serves as a director of the National Center for the Study of Wilson's Disease.

---------------

 + America's Community Bankers, of which Mr. Doherty is a director, receives certain royalty and other payments from affiliates of the Fund's Investment Adviser. See "Certain Other Affiliations and Business Relationships."

 * This director is an "interested person" of the Fund as defined in the Investment Company Act of 1940 because he is an officer of the Fund.

DAVID F. HOLLAND, age 59                                       Term Expires 2003
     Chairman and Chief Executive Officer
     Boston Federal Savings Bank

Mr. Holland first became a director in 1997. Mr. Holland has been Chief Executive Officer of Boston Federal Savings Bank since 1986 and Chairman of the Board of Boston Federal Savings Bank since 1989, and has been Chairman and Chief Executive Officer of its holding company, BostonFed Bancorp Inc. since its inception in 1995. Mr. Holland also serves as a director of Asset Management Fund, an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment adviser, and formerly served as Chairman of America's Community Banking Partners, Inc., and as a director of ACB Investment Services, Inc., which, until December 7, 1997, owned through a subsidiary a 50% interest in Shay Assets Management Co. and Shay Financial Services Co. which served as the Fund's investment adviser and distributor from May 1995 to December 7, 1997. Mr. Holland also is a director of the Federal Home Loan Bank of Boston and NYCE Corporation and is a trustee of New England College of Finance. He was a member of the Thrift Industry Advisory Council from 1995 to 1997 and served as its President in 1997.

BOARD MEETINGS AND COMMITTEES

     The Fund has an Executive Committee, composed of Messrs. Joseph R. Ficalora* (Chairman), David Freer, Jr., Michael J. Gagliardi* and William A. McKenna, Jr*. Subject to limitations provided by law or the Fund's by-laws, the Executive Committee is authorized to exercise the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2000.

     The Fund has a standing Nominating Committee, composed of Messrs. Harry P. Doherty+ (Chairman), Timothy A. Dempsey and Michael Gagliardi*, whose function is to recommend nominees for election as directors and officers of the Fund. The Committee holds informal discussions as necessary concerning its activities and met once during 2000. The Nominating Committee will consider nominees proposed by stockholders. Stockholders who desire to propose a nominee should write to the Secretary of the Fund and furnish adequate biographical data, including information concerning the qualifications of the proposed nominee, prior to the date specified in this Proxy Statement under the caption "Stockholder Proposals for the 2002 Annual Meeting".

     The Fund has a standing Audit Committee composed of Messrs. Timothy A. Dempsey (Chairman), David F. Holland and Malcolm J. Delaney. The Audit Committee makes recommendations to the full Board of Directors with respect to engagement of independent auditors. The Audit Committee also reviews with the Fund's independent auditors the scope and results of the annual audit and matters having a material effect upon the Fund's financial statements. The Audit Committee met twice during 2000.

     The Fund does not have a compensation committee.

     During 2000, the Board of Directors met five times. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the Board committees on which they served.

---------------

     * This director is an "interested person" of the Fund as defined in the Investment Company Act of 1940 because he is an officer of the Fund.

     + America's Community Bankers, of which Mr. Doherty is a director, receives certain royalty and other payments from affiliates of the Fund's Investment Adviser. See "Certain Other Affiliations and Business Relationships."

                         EXECUTIVE OFFICERS OF THE FUND

     The executive officers of the Fund are appointed to serve for terms of one year and until their respective successors are chosen and qualified. The executive officers of the Fund are:

                                                                                                 OFFICER
NAME                                  OFFICE                                              AGE     SINCE
----                                  ------                                              ---    -------
Joseph R. Ficalora................    President                                           54      1996
Michael J. Gagliardi..............    First Vice President                                60      1997
William A. McKenna, Jr............    Second Vice President                               64      2000
Rodger D. Shay, Sr................    Vice President and Assistant Secretary              64      1995
Edward E. Sammons, Jr.............    Vice President and Secretary                        61      1995
John J. McCabe....................    Vice President                                      57      1995
Mark F. Trautman..................    Vice President                                      35      1995
Steven D. Pierce..................    Treasurer                                           35      1999
Alaina V. Metz....................    Assistant Secretary                                 31      1999

     The principal occupations during the last five years and other business experience for each executive officer of the Fund (other than persons who also serve, or have been nominated to serve, as directors) are set forth below.

EDWARD E. SAMMONS, JR.
     President
     Shay Assets Management, Inc.

Mr. Sammons has been President of the Fund's investment adviser, Shay Assets Management, Inc., since November 1997 and previously served as its Executive Vice President from 1990 to 1997. Mr. Sammons also has served as Executive Vice President of the Fund's distributor, Shay Financial Services, Inc., since 1990. He also held the position of Executive Vice President with Shay Assets Management Co. and Shay Financial Services Co. from 1990 through December 1997. These companies served as the Fund's investment adviser and distributor, respectively, from 1995 through December 1997. Mr. Sammons has served as Executive Vice President of Shay Investment Services, Inc., since September 1990. He serves or has previously served in the following capacities: President and Treasurer of Asset Management Fund, a registered investment company; Vice President and Secretary of Institutional Investors Capital Appreciation Fund, Inc.; Vice President, from 1987 to 1990, Advance America Funds, Inc.; and Senior Vice President and Manager of Fixed Income Securities, Republic National Bank in Dallas from 1962 to 1983.

JOHN J. MCCABE
     Senior Vice President
     Shay Assets Management, Inc.

Mr. McCabe has been a Senior Vice President of Shay Assets Management, Inc., since December 1997 and held the comparable position with Shay Assets Management Co. from June 1995 through December 1997. From August 1991 through May 1995, he was Senior Vice President and Chief Investment Officer of Nationar. He also serves as a Vice President of Institutional Investors Capital Appreciation Fund, Inc. He previously served as Managing Director and Portfolio Manager at Sterling Manhattan Corporation, an investment banking firm, for approximately three years and in various positions at Bankers Trust Company, including Director of Investment Research and Managing Director of the Investment Management Group. Mr. McCabe is a director and the President of the New York Society of Security Analysts, a past director of the Financial Analysts Federation and a member and founding Governor of The Association for Investment Management and Research.

MARK F. TRAUTMAN
     Vice President
     Shay Assets Management, Inc.

Mr. Trautman has been a Vice President of Shay Assets Management, Inc., since December 1997 and held the comparable position with Shay Assets Management Co. from June 1995 through December 1997. He has been Portfolio Manager of the Fund since March 1993. From March 1993 through May 1995, he served as Director of Mutual Funds Investment of Nationar. He also serves as a Vice President and Portfolio Manager for Institutional Investors Capital Appreciation Fund, Inc. From January 1992 through March 1993 he served as Senior Equity Analyst for the two funds. From December 1988 through December 1991, Mr. Trautman was a Senior Associate with Sterling Manhattan Corporation. From June 1987 through November 1988, Mr. Trautman held the position of Treasury Analyst at Thomson McKinnon Securities, Inc., a securities brokerage firm. He is also a member of The New York Society of Security Analysts and The Association for Investment Management and Research.

STEVEN D. PIERCE
     Director of Financial Services
     BISYS Fund Services, Inc.

Mr. Pierce has been Director of Financial Services of BISYS Fund Services, Inc. since 1998. Mr. Pierce also serves as Treasurer of Institutional Investors Capital Appreciation Fund, Inc. and as an officer of other mutual funds registered under the Investment Company Act of 1940 who are clients of BISYS. From 1996 to 1998, Mr. Pierce was the Manager of Financial Operations at CNA Insurance. From 1994 to 1996, he was a Trust Officer at First Chicago NBC Corporation. From 1989 to 1994, he was a Senior Financial Accountant at Kemper Financial Services.

ALAINA V. METZ
     Chief Administrative Officer
     BISYS Fund Services, Inc.

Ms. Metz has been the Chief Administrative Officer of the Blue Sky Compliance Department at BISYS Fund Services, Inc. since 1995. From 1989 to 1995, Ms. Metz served as Supervisor for Alliance Capital Management, L.P.

             CERTAIN OTHER AFFILIATIONS AND BUSINESS RELATIONSHIPS

     Certain officers and directors of the Fund are also officers, employees, directors or stockholders of Shay Assets Management, Inc. ("SAMI") and Shay Financial Services, Inc. ("SFSI"). Messrs. Rodger D. Shay, Sr., Edward E. Sammons, Jr., John J. McCabe and Mark F. Trautman, who are officers of the Fund, are officers and employees of SAMI. Mr. Shay is the sole director of SAMI, SFSI and Shay Investment Services, Inc. ("SISI"), which is the sole stockholder of SAMI and SFSI. Mr. Shay also is the majority stockholder of SISI.

     Harry P. Doherty, who is a director of the Fund, also is a director of America's Community Bankers (the "Association"), which, prior to December 1997, owned a 50% interest in the Fund's investment adviser. The Association and its affiliates receive certain royalty and other payments from SISI and its affiliates.

     The Fund paid its investment adviser $401,647 for its services as investment adviser during 2000.

                     COMPENSATION OF OFFICERS AND DIRECTORS

     The directors of the Fund receive compensation for their services as directors of the Fund consisting of a $6,000 annual retainer per director, payable in four quarterly installments, and a per-meeting fee of $1,000 for each meeting of the Board of Directors attended in person.(1) The Board of Directors holds its regular meetings quarterly. Directors also are reimbursed their reasonable expenses incurred in attending meetings or otherwise incurred in connection with their attention to the affairs of the Fund. In recognition of the additional responsibilities and duties performed by the President of the Fund, the President receives an additional annual retainer of $2,000, payable in four quarterly installments, which is in addition to compensation the President receives as a director. The other officers of the Fund do not receive any compensation from the Fund other than the compensation they may receive as directors of the Fund. Directors serving on a committee of the Board of Directors receive additional compensation of $250 for each committee meeting attended in person if the meeting is held on a date on which a meeting of the Board of Directors is not held. No fee is payable for telephonic meetings of the Board of Directors or any committee.

     The total compensation received by directors and officers of the Fund for service during 2000 was $48,500. The total amount of expenses incurred during 2000 for which the directors were reimbursed was $2,832.

     The following table sets forth the aggregate compensation received by each director (or nominee) of the Fund from the Fund and any other investment company having the same investment adviser for services as a director or officer during 2000. Such compensation does not include reimbursements to the directors for their expenses incurred in connection with their activities as directors.

                               COMPENSATION TABLE

                                          AGGREGATE           TOTAL
                                         COMPENSATION      COMPENSATION
                                           FROM THE       FROM THE FUND
NAME OF DIRECTOR                             FUND        AND FUND COMPLEX
----------------                         ------------    ----------------
Malcolm J. Delaney...................       $5,750           $ 5,750
Timothy A. Dempsey...................       $5,250           $14,250*
Harry P. Doherty.....................       $5,250           $17,250*
Joseph R. Ficalora...................       $7,250           $16,250*
David Freer, Jr......................       $5,750           $ 5,750
Michael J. Gagliardi.................       $5,750           $ 5,750
David F. Holland.....................       $5,750           $21,250**
Joseph L. Mancino....................       $    0           $10,000*
William A. McKenna, Jr...............       $5,750           $15,750*
Norman W. Sinclair...................       $  750           $   750
Ian D. Smith.........................       $1,250           $ 1,250

---------------
* Includes compensation of $9,000, $9,000, $10,000 and $10,000 received by Messrs. Dempsey, Ficalora, Mancino and McKenna as directors and $12,000 received by Mr. Doherty as a director and officer of Institutional Investors Capital Appreciation Fund, Inc., a registered investment company with the same investment adviser as the Fund.

** Includes compensation of $15,500 received by Mr. Holland as a director of Asset Management Fund, a registered investment company with the same investment adviser as the Fund.

(1) The fees quoted in this sentence reflect fees effective since January 1, 2001. Previously, the directors of the Fund received compensation for their services as directors of the Fund consisting of a $3000 annual retainer per director, payable in four quarterly installments, and a per-meeting fee of $500 for each meeting for the Board of Directors attended in person.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information with respect to shares of the Fund beneficially owned by each director and each nominee for election as a director and by all directors, nominees and executive officers as a group as of December 31, 2000. No nominee or continuing director or officer, other than David Freer, Jr. and John J. McCabe, beneficially owns more than 1% of the Fund's outstanding shares. On December 31, 2000, all directors, nominees and officers of the Fund as a group beneficially owned 210,551 shares (approximately 6.8% of the shares outstanding on such date) of the Fund. No person or group is known to the Fund to be the beneficial owner of more than 5% of the Fund's outstanding shares.

     The table below sets forth the shares owned by the directors of the Fund and the Fund's directors and officers of the Fund as a group as of December 31, 2000.

                                       NUMBER OF SHARES OF    PERCENT BENEFICIALLY
NAME                                     COMMON STOCK(1)         OWNED OF CLASS
----                                   -------------------    --------------------
DIRECTORS AND NOMINEES
Malcolm J. Delaney.................         4,646(2)                    *
Timothy A. Dempsey.................         1,896                       *
Harry P. Doherty...................         6,506(2)                    *
Joseph R. Ficalora.................         4,353                       *
David Freer, Jr....................        38,157(2)(3)               1.2%
Michael J. Gagliardi...............        28,837(2)(4)                 *
David F. Holland...................         1,834                       *
Joseph L. Mancino..................             0                       *
William A. McKenna, Jr.............        29,140(2)                    *
Rodger D. Shay, Sr.................        29,254(2)                    *
EXECUTIVE OFFICERS WHO ARE NOT ALSO
  DIRECTORS
Edward E. Sammons, Jr..............        20,973(2)                    *
John J. McCabe.....................        33,929                     1.1%
Mark F. Trautman...................        11,026(2)(5)                 *
Steven D. Pierce...................             0                       *
Alaina Metz........................             0                       *
ALL DIRECTORS, EXECUTIVE OFFICERS
  AND NOMINEES AS A GROUP (15
  PERSONS).........................       210,551                     6.8%

---------------

* Less than 1%.

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes shares owned by, or jointly held with, spouses as follows: Mr. Delaney -- 4,646 shares jointly owned with Mrs. Delaney; Mr. Doherty -- 6,152 shares jointly owned with Mrs. Doherty; Mr. Freer -- 8,602 shares jointly owned with Mrs. Freer and 4,955 shares owned by Mrs. Freer; Mr. Gagliardi -- 3,326 shares jointly owned with Mrs. Gagliardi and 1,121 shares owned by Mrs. Gagliardi; Mr. McKenna -- 27,973 shares jointly owned with Mrs. McKenna; Mr. Shay -- 14 shares jointly owned with Mrs. Shay; Mr. Sammons -- 984 shares owned jointly with Mrs. Sammons and 33 shares owned by Mrs. Sammons; Mr. McCabe -- 9,165 shares owned by Mrs. McCabe; and Mr. Trautman -- 2,573 shares owned by Mrs. Trautman.

(3) Includes 1,235 shares owned by Double V Enterprises, Inc. which is 100% owned by Mr. Freer.

(4) Includes 846 shares owned and voted by Mr. Gagliardi's children (as to which Mr. Gagliardi disclaims beneficial ownership).

(5) Includes 741 shares held by Mr. Trautman as custodian under the Uniform Gifts to Minors Act.

        PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors on January 18, 2001, selected the firm of Arthur Andersen LLP, 425 Walnut Street, Cincinnati, Ohio, to serve as the Fund's independent auditors for the fiscal year ending December 31, 2001.

     In January 1999 KPMG LLP was terminated as the independent auditors of the Fund and Arthur Andersen LLP was selected as the Fund's independent auditors. KPMG LLP served as the independent auditors of the Fund for the fiscal years 1989-1998. None of the reports of KPMG LLP on the financial statements of the Fund for the fiscal years ending December 31, 1997 and 1998 contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during such fiscal years, or the interim period between January 1, 1999, through January 21, 1999 (the date the Board of Directors selected Arthur Andersen LLP to replace KPMG
LLP), there were no disagreements between the Fund and KPMG LLP with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. The decision to change independent auditors from KPMG LLP to Arthur Andersen LLP was recommended to the Board of Directors by the Audit Committee, and was approved by the Fund's Board of Directors and stockholders.

     Representatives of Arthur Andersen LLP are not expected to be present at the Annual Meeting of Stockholders.

INDEPENDENT ACCOUNTANTS' FEES

     The following table sets forth the aggregate fees billed by the independent accountants for the Fund's most recent fiscal year for professional services rendered for: (i) the audit of the Fund's annual financial statements and the review of financial statements included in the Fund's reports to stockholders;
(ii) financial information systems design and implementation services provided to the Fund, its investment adviser and entities that control, are controlled by or under common control with the investment adviser and provide services to the Fund; and (iii) all other services provided to the Fund, its investment adviser and entities that control, are controlled by or under common control with the investment adviser and provide services to the Fund.

            FINANCIAL INFORMATION
             SYSTEMS DESIGN AND
AUDIT FEES   IMPLEMENTATION FEE     OTHER FEES*
----------  ---------------------   -----------
$23,100              $0               $2,100

---------------
* Comprises fees for preparation of tax returns of the Fund. The Audit Committee of the Board of Directors has considered the provision of these services in evaluating the independence of Arthur Andersen LLP.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
           RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
                             INDEPENDENT AUDITORS.

                             ADDITIONAL INFORMATION

ADDRESS OF INVESTMENT ADVISER, DISTRIBUTOR AND ADMINISTRATOR

     The principal offices of the Fund's investment adviser, Shay Assets Management, Inc., and of its distributor, Shay Financial Services, Inc., are located at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606. Shay Assets Management, Inc. also maintains an office located at 200 Park Avenue, 45th Floor, New York, New York. The principal office of the Fund's administrator, BISYS Fund Services Ohio, Inc., is located at 3435 Stelzer Road, Columbus, Ohio 43219.

ANNUAL REPORT DELIVERY

     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, TO ANY STOCKHOLDER UPON REQUEST. CONTACT THE FUND C/O SHAY FINANCIAL SERVICES, INC. AT 230 WEST MONROE STREET, SUITE 2810, CHICAGO, ILLINOIS 60606 OR CALL 800-661-3938 TO REQUEST A COPY OF THE ANNUAL REPORT.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Any stockholder proposal intended to be presented at the 2002 Annual Meeting of the Fund must be received by the Secretary of the Fund at the offices of its investment adviser, at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606 on or before November 20, 2001, in order for such proposal to be considered for inclusion in the Fund's Proxy Statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors

                                            /s/ Edward E. Sammons, Jr.
                                            Edward E. Sammons, Jr.
                                            Secretary

PROXY                          M.S.B. FUND, INC.                           PROXY

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - APRIL 19, 2001

The undersigned hereby appoints John J. McCabe and Mark F. Trautman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of capital stock of M.S.B. Fund, Inc. held of record by the undersigned on February 20, 2001, at the Annual Meeting of Stockholders to be held on April 19, 2001, or any adjournment thereof.


                                   NOTE:  Please sign exactly as your name
                                   appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.


                                   Signature

                                   Authorized signature if held jointly

                                   Date

This proxy is solicited on behalf of the Board of Directors. The directors recommend voting "FOR" all nominees and proposals. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees in proposal 1 and "FOR" proposal 2. Please mark, sign, date and return the proxy card promptly using the enclosed envelope. To vote, mark blocks below in blue or black ink. Example: [X]



1.  Election of Directors (Proposal 1):                                                       FOR      WITHHOLD          FOR ALL
                                                                                              ALL        ALL             EXCEPT
                                                                                                                   (AS MARKED BELOW)

              David Freer, Jr.                Joseph L. Mancino
              William A. McKenna, Jr.         Rodger D. Shay, Sr.                             [ ]        [ ]                [ ]

(To withhold authority to vote for any individual nominee, strike a line through the name above.)

                                                                                              FOR       AGAINST           ABSTAIN

2.  The ratification of the selection of Arthur Andersen LLP as independent                   [ ]        [ ]                [ ]
    auditors.  (Proposal 2)


                                                                                              GRANT          WITHHOLD
                                                                                            AUTHORITY       AUTHORITY

3.  In their discretion, the Proxies are authorized to vote upon such other                    [ ]             [ ]
    business as may properly come before the meeting or any adjournment thereof.